Exhibit 10.32



                           TEMECULA VALLEY BANK, N.A.
                          SALARY CONTINUATION AGREEMENT


       THIS AGREEMENT is adopted this 1st day of June, 2005, by and between the TEMECULA VALLEY BANK, N.A., a national banking association located in Temecula, California (the "Company") and WILLIAM H. MCGAUGHEY (the "Executive").


                                  INTRODUCTION


      WHEREAS, the Executive is in the employ of the Company, and

      WHEREAS, the experience, knowledge of the affairs of the Company, and reputation and contacts in the industry of the Executive are so valuable that assurance of the Executive's continued service is essential for the future growth and profits of the Company, and it is in the best interest of the Company to arrange terms of continued employment for the Executive so as to reasonably assure the Executive's remaining in the Company's employment during the Executive's lifetime or until the age of retirement; and

      WHEREAS, it is the desire of the Company that the Executive's services be retained as herein provided; and

      WHEREAS, the Executive is willing to continue in the employ of the Company provided the Company agrees to pay to the Executive or the Executive's beneficiaries certain benefits in accordance with the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the services to be performed in the future, as well as the mutual promises and covenants herein contained, it is agreed as follows:

                                    Article 1
                                   Definitions

       Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

       1.1     "Change of Control" shall be defined as follows:

                a. The acquisition of more than fifty percent (50%) of the value or voting power of the Bank's stock by a person or group;

                b. The acquisition in a period of twelve months or less of at least thirty-five percent (35%) of the Bank's stock by a person or group;

                c. The replacement of a majority of the Bank's board in a period of twelve months or less by Directors who were not endorsed by a majority of the current board members; or

                d. The acquisition in a period of twelve (12) months or less of forty percent (40%) or more of the Bank's assets by an unrelated entity.

For the purposes of this Agreement, transfers made on account of deaths or gifts, transfers between family members or transfers to a qualified retirement plan maintained by the Bank shall not be considered in determining whether there has been a Change in Control.

       1.2    "Code" means the Internal Revenue Code of 1986, as amended.

       1.3      An Executive shall be considered "Disabled"  if:

                  (A) He is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

                  (B) He is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident or health plan covering employees of Executive's employer.

       1.4 "Early Termination" means the Termination of Employment before Normal Retirement Age for reasons other than death, Disability, Termination for Cause or following a Change of Control.

       1.5 "Early Termination Date" means the month, day and year in which Early Termination occurs.

       1.6    "Effective Date" means June 1, 2005.

       1.7 "Normal Retirement Age" means the Executive's sixty-fifth (65th) birthday.

       1.8 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Employment.

       1.9 "Plan Year" means a twelve-month period commencing on June 1 and ending on May 31 of each year. The initial Plan Year shall commence on the effective date of this Agreement.

       1.10   "Termination for Cause" See Section 5.1.

     1.11 "Termination of Employment" means that the Executive ceases to be employed by the Company for any reason whatsoever other than by reason of a leave of absence, which is approved by the Company. For purposes of this Agreement, if there is a dispute over the employment status of the Executive or the date of the Executive's Termination of Employment, the Company shall have the sole and absolute right to determine the termination date.

       1.12 "Discount Rate" means the rate used by the Plan Administrator for determining the Accrual Balance. The initial Discount Rate is six and one half percent (6.5%). However, the Plan Administrator, in its sole discretion, may adjust the Discount Rate to maintain the rate within reasonable standards according to GAAP.


                                    Article 2
                                Lifetime Benefits

     2.1 Normal Retirement Benefit and Key Person Restriction. Upon Termination of Employment on or after the Normal Retirement Age for reasons other than death, the Company shall pay to the Executive the benefit described in this
Section 2.1 in lieu of any other benefit under this Agreement.

It is the intent of the parties to comply with all applicable Internal Revenue Code Sections, including, but not limited to, IRC 409A. Thus, pursuant to IRC 409A, if the Executive is a Key Employee, as defined by the Internal Revenue Service, and said Company is publicly traded at the time of separation from service, any such benefit payment described hereinafter shall be withheld for six (6) months following such separation from service. The duration of said benefits shall remain unchanged, but as a result of the delay in the payment start date, the final payment date shall be extended six (6) months in order to result in all payments being made.

              2.1.1 Amount of Benefit. The annual benefit under this Section 2.1 is One Hundred Thousand Dollars ($100,000). The Board of Directors may in its sole and absolute discretion unilaterally increase the annual benefit amount at the end of each Plan Year from the date of this Agreement to the Executive's Normal Retirement Date. If the Board of Directors increase this annual benefit, then the Schedule A attached hereto shall also be recalculated to increase the benefits under Article 2 of this Agreement.

     2.1.2 Payment of Benefit. The Company shall pay the annual benefit to the Executive in twelve (12) equal monthly installments payable on the first day of each month commencing with the month following the Executive's Normal Retirement Age. The Company shall pay this annual benefit to the Executive for fifteen (15) years.

     2.1.3 Lump Sum Option. At any time after installment payments have commenced under Section 2.1 of this Agreement, Executive may petition the Board or the Plan Administrator to receive the unpaid balance of the Normal Retirement Benefit, in lieu of installment payments, in a present value lump sum. Such petition shall be submitted to the Board, or the Plan Administrator, in writing not less than thirteen (13) months prior to the date on which the Executive wishes to receive the lump sum distribution.

     2.1.4 Payment of Lump Sum. Subject to approval by the Board or the Plan Administrator, the Company shall pay the lump sum to the Executive within thirty
(30) days after the designated payment date requested by the Executive, less any applicable taxes or withholding required by state or federal law, and less a 7% penalty imposed by the Company for the right to receive the Normal Retirement Benefit in a lump sum.

     2.1.5 Calculation of Lump Sum Payment. Calculation of any lump sum payable under this Section 2.1.3 shall be the present value of the Normal Retirement Benefit based upon fifteen (15) years of monthly installment payments, which are to be calculated commencing with the date of the first payment received by the Executive under Section 2.1 of this Agreement, less any monthly payments already received by the Executive under Section 2.1 of this Agreement;

              2.1.6 Benefit Increases. Commencing on the first anniversary of the first benefit payment, and continuing on each subsequent anniversary, the Company's Board of Directors, in its sole discretion, may increase the benefit.

     2.2 Early Termination Benefit. Upon Early Termination, the Company shall pay to the Executive the benefit described in this Section 2.2 in lieu of any other benefit under this Agreement.

              2.2.1 Amount of Benefit. The benefit under this Section 2.2 is the Early Termination amount set forth in Schedule A for the Plan Year ending immediately prior to the Early Termination Date, except, however, the Executive shall not be entitled to any benefit if he voluntarily terminates his employment prior to the end of the fifth Plan Year. Any increase in the annual benefit under Section 2.1 shall require the recalculation of this benefit as set forth in Schedule A.

              2.2.2 Payment of Benefit. The Company shall pay the annual benefit to the Executive in twelve (12) equal monthly installments payable on the first day of each month commencing with the month following the Executive's Normal Retirement Date. The Company shall pay this annual benefit to the Executive for fifteen (15) years.

       2.3 Disability Benefit. If the Executive terminates employment due to Disability prior to Normal Retirement Age, the Company shall pay to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Agreement.

              2.3.1 Amount of Benefit. The benefit under this Section 2.3 is the Disability amount set forth in Schedule A for the Plan Year ending immediately prior to the date in which the Termination of Employment occurs. Any increase in the annual benefit under Section 2.1 shall require the recalculation of this benefit amount as set forth in Schedule A.

              2.3.2 Payment of Benefit. The Company shall pay the annual benefit to the Executive in twelve (12) equal monthly installments payable on the first day of each month commencing with the month following Termination of Employment. The Company shall pay this annual benefit to the Executive for fifteen (15) years.

     2.4 Change of Control Benefit. Upon a Change of Control, the Company shall pay to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Agreement.

     2.4.1 Amount of Benefit. The benefit under this Section 2.4 is the Change of Control Lump Sum set forth in Schedule A for the Plan Year ending immediately prior to the date in which Termination of Employment occurs, determined by vesting the Executive one hundred percent (100%) in the present value of the stream of payments of the Normal Retirement Benefit described in Section 2.1. Any increase in the annual benefit under Section 2.1 shall require the recalculation of this benefit as set forth in Schedule A.

              2.4.2 Payment of Benefit. The company shall pay the benefit to the Executive in a lump sum within sixty (60) days following Termination of Employment.

              2.4.3 How Change of Control Benefit Determined. In determining the Change of Control benefit under this Section 2.4, Executive shall receive a lump sum payment which is calculated to be the present value of the Normal Retirement Benefit based upon fifteen (15) years of monthly installment payments, which are to be calculated commencing with Executive's Normal Retirement Age and ending fifteen (15) years later.

                                    Article 3
                                 Death Benefits

      The Company shall not pay a death benefit under this Agreement. A death benefit may be provided according to the terms of a separate Split Dollar Agreement entered into by the Company and the Executive.

                                    Article 4
                                  Beneficiaries

       4.1 Beneficiary Designations. The Executive shall designate a beneficiary by filing a written designation with the Company. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and received by the Company during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's estate.

       4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incapacity, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                    Article 5
                               General Limitations

       5.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement if the Company terminates the Executive's employment for:

(a)    Any act of embezzlement, fraud, breach of fiduciary duty or dishonesty;

(b) Deliberate or repeated disregard of the policies and rules of Company as adopted by Company's Board of Directors;

(c) Unauthorized use or disclosure of any of the trade secrets or confidential information of Company;

(d) Competition with Company, inducement of any customer of the Company to breach a contract with the Company, or inducement of any principal for whom the Company acts as agent to terminate such agency relationship;

(e)    Gross negligence adversely impacting the Company; or

(f)    Willful breach of this Agreement or any other willful misconduct.

       5.2 Competition After Termination of Employment. No benefits shall be payable if the Executive, without the prior written consent of the Company, engages in, becomes interested in, directly or indirectly, as a sole proprietor, as a partner in a partnership, or as a substantial shareholder in a corporation, or becomes associated with, in the capacity of employee, director, officer, principal, agent, trustee or in any other capacity whatsoever, any enterprise conducted in the trading area (a 50 mile radius) of the business of the Company within 2 years of Termination of Employment, which enterprise is, or may deemed to be, competitive with any business carried on by the Company as of the date of termination of the Executive's employment or his retirement. This section shall not apply following a Change of Control.

       5.3 Suicide or Misstatement. No benefits shall be payable if the Executive commits suicide within two years after the date of this Agreement, or if the Executive has made any material misstatement of fact on any application for life insurance purchased by the Company.

                                    Article 6
                          Claims and Review Procedures

       6.1 Claims Procedure. Any person or entity who has not received benefits under the Plan that he or she believes should be paid ("claimant") shall make a claim for such benefits as follows:

              6.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Company a written claim for the benefits.

              6.1.2 Timing of Company Response. The Company shall respond to such claimant within ninety (90) days after receiving the claim. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional ninety (90) days by notifying the claimant in writing, prior to the end of the initial ninety (90)-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

              6.1.3 Notice of Decision. If the Company denies part or all of the claim, the Company shall notify the claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                    (a)  The specific reasons for the denial,

                    (b) A reference to the specific provisions of the Plan on which the denial is based,

                    (c) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

                    (d) An explanation of the Plan's review procedures and the time limits applicable to such procedures, and

                    (e) A statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

     6.2 Review Procedure. If the Company denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

              6.2.1 Initiation - Written Request. To initiate the review, the claimant, within sixty (60) days after receiving the Company's notice of denial, must file with the Company a written request for review.

              6.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Company shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

              6.2.3 Considerations on Review. In considering the review, the Company shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

              6.2.4 Timing of Company Response. The Company shall respond in writing to such claimant within sixty (60) days after receiving the request for review. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional sixty (60) days by notifying the claimant in writing, prior to the end of the initial sixty (60)-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

              6.2.5 Notice of Decision. The Company shall notify the claimant in writing of its decision on review. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                    (a)  The specific reasons for the denial,

                    (b) A reference to the specific provisions of the Plan on which the denial is based,

                    (c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and

                    (d) A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

                                    Article 7
                           Amendments and Termination

       This Agreement may be amended or terminated only by a written agreement signed by the Company and the Executive.

                                    Article 8
                                  Miscellaneous

     8.1 Binding Effect. This Agreement shall bind the Executive and the Company, and their beneficiaries, survivors, executors, successors, administrators and transferees.

     8.2 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

     8.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

     8.4 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

     8.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of California, except to the extent preempted by the laws of the United States of America.

     8.6 Unfunded Arrangement. The Executive and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Company to which the Executive and beneficiary have no preferred or secured claim. Furthermore, it is the intent of the parties that this Agreement is unfunded for tax and ERISA purposes.

     8.7 Recovery of Estate Taxes. If the Executive's gross estate for federal estate tax purposes includes any amount determined by reference to and on account of this Agreement, and if the beneficiary is other than the Executive's estate, then the Executive's estate shall be entitled to recover from the beneficiary receiving such benefit under the terms of the Agreement, an amount by which the total estate tax due by the Executive's estate, exceeds the total estate tax which would have been payable if the value of such benefit had not been included in the Executive's gross estate. If there is more than one person receiving such benefit, the right of recovery shall be against each such person. In the event the beneficiary has a liability hereunder, the beneficiary may petition the Company for a lump sum payment in an amount not to exceed the beneficiary's liability hereunder.

     8.8 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

     8.9 Administration. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

                    (a)  Interpreting the provisions of the Agreement;

                    (b) Establishing and revising the method of accounting for the Agreement;

                    (c)  Maintaining a record of benefit payments; and

                    (d) Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

       8.10 Named Fiduciary. For purposes of the Employee Retirement Income Security Act of 1974, if applicable, the Company shall be the named fiduciary and plan administrator under the Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

       IN WITNESS WHEREOF, the Executive and a duly authorized Company officer consent to this Agreement.

EXECUTIVE:                            COMPANY:

                                      TEMECULA VALLEY BANK, N.A.

/s/ William H. McGaughey              By    /s/ Stephen H. Wacknitz
------------------------                  ------------------------------
William H. McGaughey                      Stephen H. Wacknitz
                                          President/CEO/Chairman of the Board

                          BENEFICIARY DESIGNATION FORM
                       FOR THE TEMECULA VALLEY BANK, N.A.
                          SALARY CONTINUATION AGREEMENT


I.       PRIMARY DESIGNATION
         -------------------

           (You may refer to the beneficiary designation information prior to completion of this form.)

A.       Person(s) as a Primary Designation:
         -----------------------------------

                  (Please indicate the percentage for each beneficiary.)

Name:             Relationship  Wife  / %
Address:_______________________________________________________________________
                           (Street) (City) (State) (Zip)

Name___________________________________   Relationship_______________ / _______%
Address:_______________________________________________________________________
                           (Street) (City) (State) (Zip)

Name___________________________________   Relationship_______________/ _______%
Address:________________________________________________________________________
                           (Street) (City) (State) (Zip)

Name___________________________________   Relationship______________/ _______%
Address:_______________________________________________________________________
                           (Street) (City) (State) (Zip)

B.       Estate as a Primary Designation:
         --------------------------------

My Primary Beneficiary is The Estate of N/A as set forth in the last will and testament dated the _____ day of _____________, _____ and any codicils thereto.

C.       Trust as a Primary Designation:
         -------------------------------

Name of the Trust:  N/A
Execution Date of the Trust: _____ / _____ / _________
Name of the Trustee: __________________________________________________________
Beneficiary(ies) of the Trust (please indicate the percentage for each beneficiary):
             __________________________________________________________________
Is this an Irrevocable Life Insurance Trust?  ________ Yes     ________ No
(If yes and this designation is for a Split Dollar agreement, an Assignment of Rights form should be completed.)

II.     SECONDARY (CONTINGENT) DESIGNATION
       -----------------------------------

A. Person(s) as a Secondary (Contingent) Designation: (Please indicate the percentage for each beneficiary.)

Name              Relationship Daughter  / %
Address
                  (Street) (City) (State) (Zip)

Name              Relationship  Son  / %
Address            (Street)                  (City)            (State)
(Zip)

Name___________________________________   Relationship___________  / _______%
Address:__________________________________________________________________
                           (Street) (City) (State) (Zip)

Name___________________________________   Relationship___________  / _______%
Address:__________________________________________________________________
                           (Street) (City) (State) (Zip)

B.       Estate as a Secondary (Contingent)  Designation:
         -------------------------------------------------

My Secondary Beneficiary is The Estate of N/A as set forth in my last will and testament dated the _____ day of ___________, _____ and any codicils thereto.

C.       Trust as a Secondary (Contingent)  Designation:
         -----------------------------------------------

Name of the Trust:  N/A
Execution Date of the Trust: _____ / _____ / _________
Name of the Trustee: __________________________________________________________
Beneficiary(ies) of the Trust (please indicate the percentage for each beneficiary):
             ________________________________________________________________

All sums payable under the Temecula Valley Bank, N.A. Salary Continuation Agreement by reason of my death shall be paid to the Primary Beneficiary(ies), if he or she survives me, and if no Primary Beneficiary(ies) shall survive me, then to the Secondary (Contingent) Beneficiary(ies). This beneficiary designation is valid until the participant notifies the bank in writing.



_________________________                            _______________________
Executive                                            Date